EXHIBIT 23.1




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-21173), (Form S-3 No. 333-38219), (Form S-3 No.
333-57855), (Form S-3 No. 333-68209), (Form S-3 No. 333-48380), (Form S-3 No.
333-64262), (Form S-3 No. 333-91090) of Hollywood Media Corp. and in the related Prospectus, in the Registration Statements (Form S-8 No. 333-14659)and (Form S-8 No. 333-45098) pertaining to the 1993 Stock Option Plan, as amended, and Directors Stock Option Plan, and (Form S-8 No. 333-62152) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan, 401(k) Plan and the Director's Stock Option Plan of our report dated March 13, 2003, (except for the seventh paragraph of Note 16, as to which the date is March 25, 2003), with respect to the consolidated financial statements of Hollywood Media Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                     /s/ Ernst & Young LLP

Miami, Florida
March 25, 2003